EXHIBIT 10.8


                      [Letterhead of URT Industries, Inc.]



                              As of October 1, 1997



Mr. Allan Wolk
1180 East Hallandale Beach Blvd.
Hallandale, FL 33009

Dear Mr. Wolk:

     It is the purpose of this letter agreement to confirm the understanding between you and URT Industries, Inc. ("URT") that you may associate yourself with other companies, whether as director, officer, shareholder, employee or otherwise, provided that no such other company competes with or transacts any material amount of business with URT and that you continue to devote so much of your working time to the business affairs of URT and its affiliates as my be required to properly perform your duties under the Amended and Restated Employment Agreement between URT and yourself dated as of October 1, 1994, as heretofore amended (the "Employment Agreement").

     In order to formally carry out such understanding, subparagraph "(b)" of paragraph "2" of the Employment Agreement shall be deleted and the following new subparagraph (b) is hereby substituted:

          "(b) he will not directly or indirectly be associated (as an owner, partner, shareholder, director, officer, employee, officer, agent, consultant, adviser or in any other capacity) with any person, firm, corporation, enterprise or entity other than the Company. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Employee from becoming associated (whether as owner, partner, shareholder, director, officer, employee, agent, consultant, advisor or in any other capacity) with any person, firm, corporation, enterprise or entity, provided that such association does not involve a company or entity which competes or transacts any material amount of business with the Company and he continues to devote so much of his working time to the business affairs of the Company as may be required to properly perform his duties to the Company. In addition, the foregoing shall not in any event be construed to prevent the Company from leasing any real property in which the Employee has an interest provided that all requirements of fiduciary duty are satisfied."



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As of October 1, 1997
Page 2

     The amendment contained herein shall be deemed to be effective as of October 1, 1997.

     Except as set forth above, the Employment Agreement shall remain in full force and effect.

     Please sign below to confirm your agreement to the foregoing.


                                         Very truly yours,

                                         URT INDUSTRIES, INC.


                                         By:    /s/ Brian Wolk
                                               ---------------------------------
                                               Executive Vice-President

AGREED TO AND APPROVED:



           /s/ Allan Wolk
-----------------------------------